EXHIBIT 99.1

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS OF AUTOMATED GRAPHIC SYSTEMS, INC.

                              IN CONNECTION WITH A
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY __, 1999

      The undersigned stockholder of Automated Graphic Systems, Inc., a Maryland corporation ("AGS"), hereby appoints John F. Green and Kenneth Lemmert, and each of them, as lawful attorneys and proxies, with several power of substitution, for and in the name of the undersigned to represent, and vote, as designated below, all shares of the common stock of AGS which the undersigned is entitled to vote at the Special Meeting of Stockholders of AGS to be held on January ___ 1999, 9:00 a.m. local time, or at any adjournment, postponement or rescheduling thereof (collectively, the "AGS Meeting"). The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the AGS Meeting.

A.   MANAGEMENT PROPOSALS

     PROPOSAL 1:    To approve a proposal (the "Merger Proposal") to adopt the
                    Agreement and Plan of Reorganization, dated as of September
                    28, 1998, to which AGS, Consolidated Graphics, Inc., a Texas corporation, AGS Acquisition Co., a Maryland corporation
                    ("Newco"), certain stockholders of AGS and the trustees of the Automated Graphic Systems, Inc. Employee Stock Ownership
                    Plan are parties, and to approve the transactions contemplated by the Merger Agreement including, without limitation, the merger of AGS into Newco.

                      FOR            AGAINST           ABSTAIN
                      [ ]              [ ]               [ ]

     PROPOSAL 2:    To approve a proposal to authorize adjournment of the AGS
                    Meeting, if necessary, to obtain sufficient votes for approval of the Merger Proposal.

                      FOR            AGAINST           ABSTAIN
                      [ ]              [ ]               [ ]

B.   DISCRETIONARY AUTHORITY

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the AGS Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. TO THE EXTENT THAT NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "IN FAVOR" OF PROPOSAL NO. 1 AND PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

       PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON.

_____________________               ____________________________________________
Date                                Signature of Owner

                                    ____________________________________________
                                    Additional Signature of Joint Owner (if any)

                                    If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, JUST SIGN, DATE AND RETURN THIS PROXY--NO BOXES NEED BE CHECKED.